Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:         Vubotics, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form SB-2 Registration Statement of our report, dated July 19, 2005, relating to the financial statements of Vubotics, Inc. for the year ended December 31, 2004 and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Bongiovanni and Associates, CPA’s, PA
Bongiovanni and Associates, CPA’s, PA

Cornelius, North Carolina
December 22, 2006